UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2012
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METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware State or Other Jurisdiction of Incorporation	0-2816 Commission File Number	36-2090085 IRS Employer Identification Number
7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (708) 867-6777
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On September 21, 2012, Methode Electronics, Inc. and certain of its wholly-owned subsidiaries (the “Company”) entered into an amendment to its Amended and Restated Credit Agreement dated as of February 25, 2011 by and among the Company, Bank of America, N.A., as administrative agent, and certain other financial institutions (the “Amendment”). The Amendment increases the maximum principal amount of the credit facility from $75 million to $100 million (with an option to increase the principal amount by up to an additional $50 million subject to customary conditions and approval of the lender(s) providing new or additional commitments). The Amendment also extends the maturity date from February 25, 2016 to September 21, 2017.
The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 herewith and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
10.1    First Amendment to Amended and Restated Credit Agreement, dated September 21, 2012, among Methode Electronics, Inc. as the Borrower, Bank of America, N.A., as Administrative Agent, and the Lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2012	METHODE ELECTRONICS, INC. By: /s/ Douglas A. Koman Douglas A. Koman Chief Financial Officer

Index to Exhibits

Exhibit No.	Description of Exhibit
10.1
First Amendment to Amended and Restated Credit Agreement, dated September 21, 2012, among Methode Electronics, Inc. as the Borrower, Bank of America, N.A., as Administrative Agent, and the Lenders party thereto.